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                                                                      EXHIBIT 23



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



INTEGRATED BRANDS INC.
Ronkonkoma, New York


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-98194) of our reports dated April 2, relating to the consolidated financial statements and schedule of Integrated Brands Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 30, 1995.

We also consent to the references to us under the caption "Experts" in the Prospectus.



BDO SEIDMAN, LLP


Mitchel Field, New York
April 11, 1996